Exhibit 10.11

SECOND AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING, 401(K) AND ESOP PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of, and contingent upon the closing of the Company’s acquisition of all of the outstanding stock of Second Bancorp Incorporated on or about July 1, 2004, by adding the following to new Section 13.13 to the Plan, immediately after Section 13.12 thereof:

“13.13 Employees of Second Bancorp Incorporated. The Company acquired all of the outstanding stock of Second Bancorp Incorporated (‘SBI’) effective on or about July 1, 2004 (the ‘Acquisition Date’). Effective January 1, 2005, eligible employees of SBI, and any corporation that is affiliated with SBI, will be eligible to participate in the Plan. No employee of SBI, or any corporation that was affiliated with SBI immediately prior to the Acquisition Date, shall be eligible to participate in the Plan until January 1, 2005.”

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IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 28th day of June 2004.

SKY FINANCIAL GROUP, INC.
BENEFIT PLANS COMMITTEE

By:	\s\ Thomas A. Sciorilli
Thomas A. Sciorilli

Its:	Senior Vice President & Chief Human Resources Officer